Exhibit 21

                             SCHOLASTIC CORPORATION
                                SUBSIDIARY LIST
              (SUBSIDIARIES ARE INDENTED UNDER ITS DIRECT PARENT)


Scholastic Inc.                                                                                  New York
        Scholastic Book Clubs, Inc.                                                              Missouri
              Scholastic Operations Group L.L.C.                                                 Delaware
        Scholastic Entertainment Inc.                                                            New York
            SE Distribution Inc.                                                                 Delaware
            524 Films L.L.C.                                                                     New York
        Scholastic Book Services, Inc.                                                           Delaware
        Scholastic UK Group L.L.C.                                                               Delaware
        Scholastic UK Limited                                                                    England
             Chicken House Publishing Ltd.                                                       England
              Scholastic Book Clubs Ltd. (formerly Red House                                     England
                  Books Ltd.)
              Scholastic Ltd.                                                                    England
                    Catteshall Ltd.(50% owned)                                                   England
                  Scholastic Ireland Ltd.                                                        Ireland
        Weston Woods Studios, Inc.                                                               Delaware
            Georgetown Studios, Inc.                                                             Connecticut
            Children's Music Library, Inc.                                                       New York
        Lectorum Publications, Inc.                                                              New York
        The Scholastic Store, Inc.                                                               New York
        Scholastic Interactive Xchange, Inc.                                                     Delaware
        Tom Snyder Productions, Inc.                                                             Delaware
        Soup2Nuts Inc.                                                                           Delaware
        Scholastic Distribution Services, L.L.C.                                                 Delaware
        RetroRanch Inc. (formerly Science Court Inc.)                                            Delaware
        Klutz                                                                                    California
        Sandvik Publishing Ltd.                                                                  Nevada
        Teacher's Friend Publications, Inc.                                                      California
        The Book People Inc. (80% owned)                                                         Delaware
        Scholastic Export Inc.                                                                   Delaware
        Scholastic Book Fairs, Inc.                                                              Delaware
        BTBCAT, Inc.                                                                             Delaware
        Scholastic Australia Pty. Ltd.                                                           Australia
                Bookshelf Publishing Australia Pty. Ltd.                                         Australia
                Troll School Book Clubs and Fairs Australia Pty. Ltd.                            Australia
                Scholastic Australia Superannuation Pty. Ltd.                                    Australia
                Scholastic Executive Superannuation Pty. Ltd.                                    Australia
                Oldmeadow Booksellers (Aust.) Pty. Ltd.                                          Australia
        Scholastic Canada Ltd.                                                                   Canada
                Scholastic Productions Canada Ltd.                                               Canada
                Scholastic Bookfairs Canada Ltd.                                                 Canada
        Scholastic Hong Kong Limited                                                             Hong Kong
        Scholastic India Private Limited                                                         India
        Scholastic Mexico S. de R. L. de C.V.                                                    Mexico
        Scholastic New Zealand Ltd.                                                              New Zealand
        Scholastic Argentina S.A.                                                                Argentina
        Scholastic Education Information Consulting (Shanghai) Co., Ltd.                         China
        Scholastic International IT Support Centre Private Limited                               India

                                                                      Exhibit 21

                             SCHOLASTIC CORPORATION
                                SUBSIDIARY LIST
              (SUBSIDIARIES ARE INDENTED UNDER ITS DIRECT PARENT)


        Grolier Incorporated                                                                     Delaware
            Scholastic at Home Inc. (formerly Grolier Enterprises Inc.)                          Delaware
                    Scholastic Distribution Services L.L.C(5)                                    Delaware
              Grolier Interactive Inc.                                                           Delaware
              Scholastic Library Publishing, Inc.                                                Delaware
               (formerly Grolier Publishing Co., Inc.)
              Grolier Reading Programs Inc.                                                      Delaware
              Grolier Telemarketing, Inc.                                                        Delaware
              Grolier (New York) Incorporated                                                    Delaware
              Orchard Books, Inc.                                                                New York
              Publishers World Trade Corporation                                                 Delaware
              Federated Credit Corp.                                                             Delaware
              Grolier International, Inc.                                                        Delaware
                      Grolier Direct Marketing Pty. Ltd.                                         Australia
                      Grolier International Finance Inc. (Philippines) (60% owned)               Philippines
                      Grolier (Malaysia) SDN BHD (62% owned)                                     Malaysia
              Grolier Overseas Incorporated                                                      Delaware
                      Grolier International Private Limited (India)(8)                           India
                      Grolier Limited (Canada)                                                   Canada
                      Caribe Grolier, Inc.                                                       Puerto Rico
                      Grolier International Limited (U.K.)                                       England
                      Grolier Credit Services (U.K.) Limited                                     England
                              Grolier Limited                                                    England
                              Transtutor Limited                                                 England
                              Just Books! Limited                                                England
                              Waverly House Limited                                              England